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                                                                   EXHIBIT 99(c)


                        KEYCORP STUDENT LOAN TRUST 2002-A
                              OFFICER'S CERTIFICATE


Bank One, National Association              J P Morgan Chase Bank
One Bank One Plaza, Suite 0126              4 New York Plaza 6th Floor
Chicago, IL 60670                           New York, NY 10004
Attn: Corporate Trust Administration        ATTN: ABS Administration
Phone: (312) 407-0192                       Phone: (212) 623-5437
Fax:   (312) 407-1708                       Fax:   (212) 623-5933

Key Bank USA, National Association          AMBAC Financial Group Inc.
800 Superior Ave, 4th Floor                 One State Street Plaza
Cleveland, OH 44114                         New York, NY 10004
ATTN: Key Education Resources               ATTN: Surveillance; Cab Securities
Student Loan Trust 2002-A                   Phone: (914) 765-3772
Phone: (216) 828-9342                       Fax:   (914) 765-3810
Fax:   (216) 828-9417

Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave 4th Floor
Cleveland, Ohio 44114
ATTN: Senior Vice President
Phone: (216) 828-9342
Fax:   (216) 828-9301


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of September 1, 2002 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from the inception of the Trust, through December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the standard as set forth in the Agreement.




                                    Great Lakes Educational Loan Services, Inc.,
                                    Subservicer

Date: March 26, 2003                By:    /S/ MICHAEL J. NOACK
                                       ------------------------------
                                    Name:  Michael J. Noack
                                    Title: Chief Servicing Officer